Exhibit 99.1

CONSENT OF THE CAPITAL CORPORATION

We hereby consent to the use of our opinion letter dated December 20, 2017 to the Board of Directors of Adams Dairy Bancshares, Inc. included as Annex D to the proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Abe Merger Sub, Inc. with and into Adams Dairy Bancshares, Inc., with Adams Dairy Bancshares, Inc. surviving as a wholly-owned subsidiary of Equity Bancshares, Inc. and to the references to our firm and to such opinion contained therein. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations issued by the Securities and Exchange Commission thereunder, and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

THE CAPITAL CORPORATION

/s/ THE CAPITAL CORPORATION

February 8, 2018
Overland Park, Kansas